GREYSTONE BUSINESS CREDIT II, L.L.C.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is dated as of September 17, 2007, and is between Appco-KY, Inc., a Tennessee corporation corporation ("Grantor") and Greystone Business Credit II, L.L.C. ("Agent").

WITNESSETH:

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof among Appalacian Oil Company, Inc., a Tennessee corporation ("Borrower"), the Lenders parties thereto ("Lenders") and Agent (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Loan Agreement"), Lenders have agreed to make Loans and other financial accommodations available to the Borrower;

WHEREAS, pursuant to that certain Guaranty dated as of the date hereof between Grantors and Agent, Grantors have agreed to guaranty all of Borrower's Obligations; and

WHEREAS, it is a condition to availability of Loans under the Loan Agreement that Grantors shall have granted the security interests contemplated by this Agreement in order to secure the payment and performance of their obligations under the Guaranty and Borrower's Obligations under the Loan Agreement (collectively, the "Guarantied Obligations");

NOW, THEREFORE, in consideration of the foregoing, and in order to induce Lenders to make the Loans and other financial accommodations available to the Borrower under the Loan Agreement, each Grantor hereby agrees with Lenders as follows:

SECTION 1.  Definitions.

Except as provided by the immediately following sentence, capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for in the Loan Agreement. All capitalized terms defined in the UCC and not otherwise defined herein shall have the respective meanings provided for by the UCC. References to "Sections" or "Schedules" shall be to Sections or Schedules of this Agreement unless otherwise specifically provided.

SECTION 2.  Grant of Security Interests.

To secure the payment and performance of the Guarantied Obligations, each Grantor hereby grants to Agent, a lien on, security interest in and right of set-off against any and all right, title and interest in and to all of the following properties and interests in properties of each Grantor, whether now owned or hereafter created, acquired or arising (all being collectively referred to herein as the "Collateral"):

(i) all Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower;

(ii) all Chattel Paper, Instruments, Documents and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification);

(iii) all Inventory;

(iv) all Goods (other than Inventory), including Equipment, vehicles and Fixtures;

(v) all Investment Property;

(vi) all Deposit Accounts, bank accounts, deposits and cash;

(vii) all Letter-of-Credit Rights;

(viii) all Commercial Tort Claims listed in Schedule 2;

(ix) all Supporting Obligations;

(x) any other property of any Grantor now or hereafter in the possession, custody or control of any Lender or Agent or any parent, Affiliate or Subsidiary of Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and

(xi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

SECTION 3.  Representations and Warranties.

Each Grantor represents and warrants to Agent as of the date hereof as follows:

3.1  Authorization; No Conflict. The execution, delivery and performance of this Agreement by each Grantor has been duly authorized by all necessary action pursuant to its organizational documents and requires no further action by or in respect of, or filing with, any governmental authority and do not violate, conflict with or cause a breach or a default under (i) any law or any of the organizational documents of such Grantor or (ii) any agreement or instrument binding upon it. Except for the filing of UCC financing statements with the Secretary of State of each Grantor's jurisdiction of organization, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or consent of any other person is required for the perfection of the security interests granted hereby.

3.2  Binding Obligation; Perfection. This Agreement constitutes a valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws relating to the enforcement of creditors' rights generally and by general equitable principles. Lender has a valid first priority security interest in the Collateral, securing the payment of the Guarantied Obligations, and such security interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

3.3  Collateral Locations. Schedule 3.3 hereto lists (i) each Grantor's exact legal name as it appears on its certificate or articles of incorporation, formation, organization or registration, (ii) each Grantor's organizational identification number, (iii) each Grantor's chief executive office and the address where books and records relating to the Collateral are maintained, (iv) each Grantor's other place(s) of business, (v) each Grantor's jurisdiction, as applicable, of incorporation, formation, organization or registration, (vi) location(s) of any other Equipment, Inventory and other tangible assets (other than mobile goods) included in the Collateral, (vii) location(s) of owned and leased facilities and name of lessor/sublessor, and (viii) other collateral location(s).

3.4  Existing Liens. Other than those set forth on Schedule 3.4, (x) Grantors own the Collateral free and clear of any Lien and (y) no effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office.

SECTION 4.  Covenants and Further Assurances.

4.1  Equipment. Grantor shall cause all of the Equipment to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon request of Agent, Grantor shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all of the Equipment and shall cause Lender to be named as lienholder on any such certificate of title or other evidence of ownership. Grantor shall promptly inform Agent of any deletions from the Equipment.

4.2  Collateral Generally.

(a)  Each Grantor hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of such Grantor (to the extent such signature is required under the laws of any applicable jurisdiction).

(b)  Each Grantor will furnish to Agent, from time to time upon request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral as Lender may reasonably request, all in reasonable detail.

(c)  Subject to the next sentence, each Grantor shall keep the Collateral (other than Collateral in the possession of Agent, cash on deposit in permitted Deposit Accounts and investments in permitted Securities Accounts) at the locations maintained by such Grantor set forth on Schedule 3.3. Each Grantor shall give Agent not less than thirty (30) days' prior written notice of any change in the location for any of the Collateral.

(d)  Each Grantor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Agent may reasonably request indicating that the Collateral is subject to the security interests of Agent.

(e)  Except as otherwise permitted herein or by the Loan Agreement, each Grantor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral.

(f)  Each Grantor shall at all times maintain insurance with respect to the Collateral reasonably satisfactory to Agent.

(g)  Agent agrees that upon payment in full of all Guarantied Obligations and the termination of the Loan Agreement, the liens and security interests granted hereunder shall terminate and all rights to the Collateral shall revert to Grantors. Agent further agrees that upon such termination of the liens and security interests or release of any Collateral, Agent shall, at the expense of Grantors, execute and deliver to each Grantor such documents as such Grantor shall reasonably request to evidence the termination of the liens and security interests or the release of such Collateral, as the case may be.

SECTION 5.  Remedial Provisions.

(a)  Upon the occurrence and during the continuance of an Event of Default, Agent or its attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by an agent, (i) to enter upon, occupy and use any premises owned or leased by any Grantor or where the Collateral is located (or is believed to be located) until the Guarantied Obligations are paid in full without any obligation to pay rent to such Grantor, to render the Collateral useable or saleable and to remove the Collateral or any part thereof to the premises of Agent for such time as Agent may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of such Grantor; (ii) to take possession of any Grantor's original books and records, to obtain access to such Grantor's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate.

(b)  If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require any Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at any place or places designated by Agent which is reasonably convenient to Agent in which event such Grantor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Agent, (B) store and keep any Collateral so delivered to Agent at such place or places pending further action by Agent, and (C) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in any Deposit Account and apply such monies in payment of the Guarantied Obligations; and (iii) without notice except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Agent shall have no obligation to marshal any Collateral in favor of any Grantor or Borrower.

(c)  Each Grantor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Agent and such Grantor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that such Grantor is entitled to an accounting of the Guarantied Obligations and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Agent (on behalf of Agent). Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted.

(d)  If an Event of Default has occurred and is continuing, each Grantor hereby irrevocably authorizes and empowers Agent, without limiting any other authorizations or empowerments contained in any of the other Loan Documents, to assert, either directly or on behalf of any Grantor, any claims any Grantor may have, from time to time, against any other party to any of the agreements to which any Grantor is a party or to otherwise exercise any right or remedy of any Grantor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of any Grantor's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by such Grantor thereunder).

(e)  If an Event of Default has occurred and is continuing, the proceeds of any collection, enforcement, sale or other disposition of, or other realization upon, all or any part of the Collateral shall be applied in accordance with the applicable provisions of the Loan Agreement.

SECTION 6.  Notices.

All notices, approvals, requests, demands and other communications hereunder to be delivered to any Grantor and all notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Loan Agreement.

SECTION 7.  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Grantor may assign its rights or obligations hereunder without the written consent of Agent. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Guarantied Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Lenders, hereunder.

SECTION 8.  Changes in Writing.

No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Agent.

SECTION 9.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

THIS AGREEMENT, AND ALL MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH GRANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH GRANTOR IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6 HEREOF AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

SECTION 10.  WAIVER OF JURY TRIAL.

EACH OF EACH GRANTOR AND AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 11.  Counterparts; Integration.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 12.  Headings.

Headings and captions used in this Agreement are included for convenience of reference and shall not be given any substantive effect.

[Signature page follows]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

APPCO-KY, as a Grantor

By	/s/
Its

GREYSTONE BUSINESS CREDIT II, L.L.C., as Agent

By	/s/
Its

Security Agreement

Schedule 2

Commercial Tort Claims

Schedule 3.3

Pursuant to Section 3.3, the following information is disclosed:

Legal Name and Identification No.	Chief Executive Office/Location of Books and Records*	Other Place(s) of Business*	Jurisdiction of Organization	Location of Equipment and Goods	Location of Leased Facilities	Other Collateral Locations*
Appco-KY, Inc.

* For each such location, designate whether it is owned or leased, and if leased, the name of the lessor.

Schedule 3.4

Liens